VALENCE HEALTH, INC. EXCLUDING CICERONE HEALTH SOLUTIONS, INC.

Carve-out Financial Statements

December 31, 2015

(With Independent Auditors’ Report Thereon)

VALENCE HEALTH, INC. EXCLUDING CICERONE HEALTH SOLUTIONS, INC.

Independent Auditors’ Report

Those charged with governance
Valence Health, Inc.:

Report on the Financial Statements

We have audited the accompanying carve-out financial statements of Valence Health, Inc. excluding Cicerone Health Solutions, Inc., which comprise the carve-out balance sheet as of December 31, 2015, and the related carve-out statements of operations, changes in net parent investment, and cash flows for the year then ended, and the related notes to the carve-out financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these carve-out financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of carve-out financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these carve-out financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the carve-out financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the carve-out financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the carve-out financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the carve-out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the carve-out financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the carve-out financial statements referred to above present fairly, in all material respects, the financial position of Valence Health, Inc. excluding Cicerone Health Solutions, Inc. as of December 31, 2015, and the results of its operations and its cash flows for the years then ended, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to note 1 of the carve-out financial statements, which describes the basis of presentation used in preparing these carve-out financial statements. Our opinion is not modified with respect to this matter.

/s/ KPMG LLP
Chicago, Illinois
December 16, 2016

VALENCE HEALTH, INC. EXCLUDING CICERONE HEALTH SOLUTIONS, INC.
CARVE-OUT BALANCE SHEET
DECEMBER 31, 2015
(in thousands)

Assets
Current assets:
Accounts receivable, net	$6,645
Other receivables, net	600
Prepaid expenses and other current assets	2,082
Total current assets	9,327
Long term assets:
Property and equipment	10,384
Accumulated depreciation and amortization	(3,195)
Capitalized software, net of accumulated amortization of $4,852	2,596
Other non-current assets	252
Total long term assets	10,037
Total assets	$19,364

Liabilities and Net Parent Investment
Current liabilities:
Accounts payable	$5,205
Accrued liabilities	2,771
Accrued compensation and employee benefits	6,209
Current deferred revenue	2,631
Current installments of note payable	14
Current installments of obligations under capital lease	238
Total current liabilities	17,068
Long term liabilities:
Deferred revenue - long term	1,665
Note payable - long term	36
Deferred rent, excluding current portion	2,691
Other non-current liabilities	126
Total liabilities	21,586

Commitments and contingencies (See Note 11)

Net Parent Investment	(2,222)
Total liabilities and Net Parent Investment	$19,364

See accompanying notes to carve-out financial statements

VALENCE HEALTH, INC. EXCLUDING CICERONE HEALTH SOLUTIONS, INC.
CARVE-OUT STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2015
(in thousands)

Revenue:
Transformation	$5,982
Platform and operations	70,200
Total revenue	76,182
Expenses:
Cost of revenue (exclusive of depreciation and
amortization presented separately below)	50,737
Selling, general and administrative	30,478
Research and development	11,091
Depreciation and amortization	3,108
Total expenses	95,414
Loss from operations	(19,232)
Interest expense - Net	(83)
Other income - Net	186
Loss before income taxes	(19,129)
Income tax provision	18
Net loss	$(19,147)

See accompanying notes to carve-out financial statements

VALENCE HEALTH, INC. EXCLUDING CICERONE HEALTH SOLUTIONS, INC.
CARVE-OUT STATEMENT OF CHANGES IN NET PARENT INVESTMENT
YEAR ENDED DECEMBER 31, 2015
(in thousands)

Balance — December 31, 2014	$(1,367)
Net transfers from Parent	18,292
Net loss	(19,147)
Balance — December 31, 2015	$(2,222)

See accompanying notes to carve-out financial statements

VALENCE HEALTH, INC. EXCLUDING CICERONE HEALTH SOLUTIONS, INC.
CARVE-OUT STATEMENT OF CASH FLOWS
YEAR ENDED DECEMBER 31, 2015
(in thousands)

Cash flows from operating activities:
Net loss	$(19,147)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,108
Allowance for doubtful accounts	150
Noncash stock-based compensation	1,407
Changes in operating assets and liabilities:
Increase in trade accounts receivable	(3,361)
Increase in other receivables	(237)
Increase in prepaid expenses and other current assets	(1,466)
Increase in other non-current assets	(180)
Increase in accounts payable	3,546
Increase in accrued liabilities	387
Increase in accrued compensation and employee benefits	2,353
Increase in deferred revenue	472
Increase in deferred rent	2,240
Increase in other non-current liabilities	126
Net cash used in operating activities	(10,602)

Cash flows from investing activities:
Purchases of property and equipment	(4,598)
Capitalized software	(1,020)
Net cash used in investing activities	(5,618)

Cash flows from financing activities:
Payments on notes payable	(13)
Principal payments under capital lease obligations	(652)
Net transfers from Parent	16,885
Net cash provided by financing activities	16,220

Net increase (decrease) in cash and cash equivalents	—
Cash—Beginning of year	—
Cash—End of year	$—

Supplemental disclosures of noncash investing and financing activities:
Purchases of property and equipment accrued, not paid	$521

See accompanying notes to carve-out financial statements

VALENCE HEALTH, INC. EXCLUDING CICERONE HEALTH SOLUTIONS, INC.
Notes to Carve-out Financial Statements
December 31, 2015
(in thousands)

(1)	Organization and Basis of Presentation

(a)	Organization

The accompanying carve-out financial statements present the historical financial position, results of operations, changes in net parent investment and cash flows of Valence Health, Inc. excluding Cicerone Health Solutions, Inc., which reflects the business activities acquired by Evolent (collectively, the “Business”) from Valence Health, Inc. (“Parent” or “Valence”).

(b)	Description of Business

The Business operates three lines of business, providing services to customers in the healthcare industry. Health Plan Services provides a full suite of third‑party administration and outsourced management services, including medical, financial, analytic, and call center services. Population Health Services (“PH Services”) delivers data capture and aggregation, analytic and reporting tools to providers through a software‑as‑a‑service platform. Advisory Services provides strategy assessment and implementations and operations guidance. The Business services its clients throughout the United States from its offices in Chicago, Illinois and Corpus Christi, Bedford and Austin, Texas.

(c)	Acquisition by Evolent

On July 12, 2016, Valence entered into an agreement and plan of merger (the “Merger Agreement”) with Evolent Health, Inc. (“Evolent”), through which Evolent agreed to purchase, subject to the terms and conditions of the Merger Agreement, the Business for a combination of cash and Evolent stock. The merger was completed on October 3, 2016.

(d)	Reorganization by Valence

In conjunction with the merger, on October 2, 2016, one day before the effective date of the merger, Valence entered into an Asset and Liability Transfer Agreement (the “Transfer Agreement”) with Cicerone Health Solutions, Inc. (“Cicerone”) to contribute certain assets and liabilities to Cicerone that represent those which are not part of the Business acquired by Evolent.

(e)	Basis of Presentation

The Business has not historically constituted a separate legal group and stand-alone financial statements have not previously been prepared for the Business. These carve-out financial statements as of December 31, 2015 and for the year then ended have been prepared on a standalone basis derived from the financial statements and related accounting records of Valence and have been prepared specifically for the purpose of facilitating the purchase of the Business by Evolent, as discussed above. The accompanying carve-out financial statements reflect the historical results of operations, financial position, and cash flows of the Business as they were historically managed, and are presented in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”).

The carve-out balance sheet reflects those assets and liabilities that represent elements of the historical financial position of the Business as well as assets and liabilities retained by the Business as a consequence of the Merger and Transfer Agreements. The cash held by the Parent was not specifically identifiable to the Business and therefore was not allocated. Third-party debt held by the Parent has not been allocated to the Business, however related interest expense has been reflected in the statement of operations based upon an allocation methodology that reflects the Business’s respective portion of the working capital requirements.

Intercompany transactions with Valence are considered to be settled for cash in the carve-out cash flow statement in the same period as reported by the Parent. Current income taxes are deemed to have been remitted to Valence in the period the related expenses were recorded. . The total net effect of the settlement of these intercompany transactions is reflected in the carve-out cash flow statement as a financing activity and in the carve-out balance sheet within Net Parent Investment. Net Parent Investment represents the Business’s cumulative earnings (loss) as adjusted for cash distributions to and cash contributions from the Parent. A discussion of the relationship with Valence, including a description of the costs allocated to the Business, is included in Note 10 - Related Party Transactions.

The carve-out financial statements reflect allocations of direct and indirect expenses related to certain support functions that are provided on a centralized basis by Valence. These expenses have been allocated to the Business on the basis of direct usage when identifiable, with others allocated based on relevant criteria. Management believes the assumptions underlying the carve-out financial statements, including the assumptions regarding allocation of expenses, are reasonable. Nevertheless, the carve-out financial statements may not include all of the actual expenses that would have been incurred by the Business and may not reflect the Business’s financial position, results of operations and cash flows that would have been reported if the Business had been a stand-alone entity during the period presented.

(2)	Summary of Significant Accounting Policies

(a)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include the estimation of project costs in support of transformation services, allocation of certain shared costs incurred by Parent on behalf of the Business, useful lives of fixed assets, allowances for doubtful accounts, deferred tax assets, income tax uncertainties, stock‑based compensation expense, and other contingencies. These estimates, judgments, and assumptions are reviewed periodically and the effect of material revisions in estimates are reflected in the carve-out financial statements prospectively from the date of the change in estimate.

Allocated Expenses

Amounts were allocated from Valence for costs attributable to the operations of the Business. The expenses incurred by Valence include costs from certain corporate and shared service functions provided by Valence to the Business. The amounts allocated include all charges that were incurred by Valence that were specifically identified as being attributable to the Business. These costs include legal, accounting, tax, treasury, information technology, insurance, employee benefit costs, communications, human resources, and procurement.

All corporate costs that were specifically identifiable to the Business have been allocated to the Business and included in the carve-out statement of operations. Where specific identification of charges to the Business was not practicable, a reasonable method of allocation was applied to all remaining general corporate overhead costs. The allocation methodology for all remaining corporate overhead costs is based on management’s estimate of the proportional level of effort devoted by corporate resources that is attributable to the Business. The allocation to operations is further adjusted for certain specific factors identified by management that impact the services provided to or benefits received, such as the type of operations, products produced or services rendered. In the opinion of management, the cost allocations have been determined on a basis considered to be a reasonable reflection of all costs needed to operate the Business on a standalone basis. The amounts that would have been or will be incurred on a stand-alone basis could differ from the amounts allocated due to economies of scale, management judgment, or other factors. Management does not believe, however, that it is practicable to estimate what these expenses would have been had the Business operated as an independent entity. See Note 10-Related Party Transactions for a further description of the corporate expense allocations.

(b)	Cash and Cash Equivalents

Treasury activities include cash collections, cash payments and any other cash transfers. All treasury activities are recorded to reflect net cash collections as distributed to the Parent and net cash outlays as provided by the Parent, and are reflected as elements of Net Parent Investment.

(c)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The Business maintains an allowance for doubtful accounts for estimated losses inherent in its accounts receivable portfolio. In establishing the required allowance, management considers historical losses, adjusted to take into account current market conditions and customers’ financial condition, the amount of receivables in dispute, the current receivables aging, and current payment patterns. The Business reviews its allowance for doubtful accounts monthly. Past‑due balances over 180 days and over a specified amount are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Write‑offs in 2015 amounted to $150. The Business does not have any off‑balance‑sheet credit exposure related to its customers. As of December 31, 2015, the allowance for doubtful accounts was $125.

(d)	Revenue Recognition and Deferred Revenue

Platform and operations:

The Business provides third‑party health plan services to health plans and healthcare provider organizations under long‑term arrangements. These arrangements may require the Business to perform setup activities such as establishing data for the plan and plan members on its claim payment systems. The data setup itself provides no benefit to the customer outside of the subsequent use of the claims payment systems during the term of the arrangement. Accordingly, implementation fees billed during the setup phase for these arrangements are deferred until claims processing begins and subsequently recognized on a straight‑line basis over the remaining term of the contract. Implementation costs are reported as expenses in the period incurred and are not deferred. Revenue from ongoing third‑party administrative services is recognized as those services are performed.

The Business also provides PH Services to certain medical group clients under the terms of long‑term arrangements. The services combine data aggregation and data analytics with Web‑based reporting tools so that the quality of services provided by practitioners of the medical group may be measured and reported and clinically integrated over time. PH Services are treated as a single unit of accounting and comprise a combination of Web‑based software access and a variety of other services over the term of the arrangements. Customers do not take possession of the software and the use of the software tools is not separable in practice from the other services provided by the Business. Management has determined that services under these arrangements are generally performed on a consistent basis throughout the term of the arrangement, and accordingly, revenue is recognized evenly over the contract term. Contract costs are reported as expenses in the period incurred and are not deferred.

The Business bills for PH Services in accordance with the terms of its service contracts, which generally require substantial payments at the inception of the arrangement. Amounts invoiced prior to service performance are recorded as deferred revenue and are not recognized as revenue until earned in accordance with the Business’s revenue recognition policy. Amounts deferred that are not anticipated to be recognized as revenue within a year of the carve-out balance sheet date are reported as noncurrent liabilities.

Transformation:

The Business performs advisory services on a project basis under both fixed fee and time and materials arrangements.  These projects are generally short-term in duration and the Business recognizes transformation revenue over the estimated project duration as services are performed.  If there is a change in fee estimate or project duration, the Business recognizes revenue over the adjusted duration as project services are performed.

In addition, any sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and, therefore, are excluded from revenue in the statements of operations.

(f)	Property and Equipment

Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred and major betterments and improvements are capitalized. Property and equipment are depreciated over the estimated useful lives of the assets. Leasehold improvements are amortized over the estimated economic life of the asset or the term of the lease, whichever is shorter. When property or equipment is sold or retired, the related cost and accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in the results of operations. Long‑lived assets are reviewed for impairment when changes in circumstances indicate that the carrying amount of the assets may not be recoverable. There were no impairment charges for the year ended December 31, 2015.

(g)	Capitalized Software

The Business capitalizes eligible costs of internally developed software as capital expenditures if the costs meet the criteria established under ASC 350: Intangibles - Goodwill and Other. Amounts capitalized are amortized on a straight line basis over the estimated useful life of the software, which is three years beginning in 2012 and was five years prior to 2012. Generally, costs incurred during the application development stage (for example, costs incurred for designing the software configuration and interfaces, coding, installation, and testing) are capitalized. Costs incurred during the preliminary project stage (for example, costs incurred to develop, evaluate, and select alternatives) and costs incurred during the post implementation and operation stage (for example, costs incurred for training and application maintenance) are expensed as incurred. Research and development expense was $11,091 in 2015. The Business capitalized software development costs of $1,020 during the year ended December 31, 2015. The Business regularly evaluates capitalized software for potential impairment. Impairment is recognized when events or changes in circumstances occur related to computer software being developed or currently in use, which indicate that the carrying amount may not be recoverable. There were no impairment charges for the year ended December 31, 2015.

(h)	Noncash Stock-based Compensation

The Business records all stock‑based compensation as an expense in the statement of operations. Equity‑classified awards are measured at the grant date fair value of the award. The Parent estimates grant date fair value for stock option awards using the Black‑Scholes option pricing model. Compensation cost for awards with service conditions only and graded vesting is recognized on a straight‑line basis over the requisite service period for the entire award with adjustments to ensure the amount of compensation cost recognized at any date is at least equal to the portion of the grant date value of the award that is vested at that date.

In addition, restricted stock issued to certain members of management has been financed by notes receivable due to the Parent. These notes receivable are secured by a security interest in the related restricted shares and bear interest. In the event that a restricted stock purchase is financed by a fully or partially non-recourse note, the Parent has treated the stock purchase similar to a stock option and has fair valued the award at the date of purchase using the Black-Scholes option pricing model.

(i)	Cost of Revenue (exclusive of depreciation and amortization)

Our cost of revenue includes direct expenses and shared resources that perform services in direct support of clients. Costs consist primarily of employee related expenses (including compensation, benefits and stock-based compensation), contractor fees, technology expenses and postage/shipping costs.

(j)	Advertising

Advertising costs are expensed as incurred and included in selling, general and administrative expenses. Advertising costs were $281 in 2015.

(k)	Income Taxes

The operations of the Business are included in Valence’s U.S., state and local tax returns and have been presented for purposes of the carve-out financial statements as if the Business were filing separate U.S., state and local tax returns and consistent with the asset-and-liability method according to U.S. GAAP.

Tax in the carve-out statement of operations represents the sum of current tax and deferred tax. Income taxes are presented on a separate tax return basis as if the Business were a standalone entity. Current taxes are assumed to be settled with Valence, in the year the related taxes are recorded, through cash transfers to or from Valence. The financial statement presentation assumes that in the event a tax attribute was utilized on a consolidated return of the Parent, the Business has not realized the benefits of the tax attribute unless it could realize the benefit as a standalone taxpayer.

As described above, income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Business recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Business records interest and penalties related to unrecognized tax benefits in selling, general and administrative expenses.

A valuation allowance is established to offset any deferred tax assets if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The determination of the amount of a valuation allowance to be provided on recorded deferred tax assets involves estimates regarding (1) the timing and amount of the reversal of taxable temporary differences, (2) expected future taxable income, and (3) the impact of tax planning strategies. In assessing the need for a valuation allowance, we consider all available positive and negative evidence, including past operating results, projections of future taxable income and the feasibility of ongoing tax planning strategies. The projections of future taxable income include a number of estimates and assumptions regarding the Business’s pricing and cost structure. Additionally, valuation allowances related to deferred tax assets can be impacted by changes to tax laws.

(l)	Fair Value Measurements

Non-recurring fair value measurements. Certain assets are measured at fair value on a non-recurring basis such as property and equipment and intangible assets. These assets are not measured at fair value on an ongoing basis, but are subject to fair value adjustments when events or circumstances indicate a significant adverse effect on the fair value of the asset. Assets that are written down to fair value when impaired are not subsequently adjusted to fair value unless further impairment occurs.

Financial instruments not carried at fair value. The carrying values of our short-term financial instruments, including accounts receivable, other receivables, accounts payable, accrued liabilities, accrued compensation and employee benefits, and notes payable, approximate fair value due to the relatively short maturity and immaterial non-performance risk of such instruments.

The Business does not hold any financial instruments that are measured at fair value on a recurring basis.

(m)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(3)	Significant Risks and Uncertainties, Including Business and Credit Concentrations

All of the Business’s customers are located in the United States. During 2015, there were seven customers that individually accounted for greater than 5% of net revenue. These seven customers accounted for 70% of net revenue in 2015.

The Business provides services to customers in the healthcare industry, which is highly regulated. Changes in federal and state legislation regarding healthcare may have an adverse impact on the Business’s financial position and results of operations.

(4)	Property and Equipment

Property and equipment consisted of the following at December 31:

Description	Estimated useful life	2015
Furniture, fixtures, purchased software and equipment	3 to 7 years	$8,469
Leasehold improvements	Shorter of useful life or term of related lease	1,915
Less: accumulated depreciation and amortization		(3,195)
Net property and equipment		$7,189

The amounts associated with property and equipment recorded by the Parent have been specifically allocated to the Business based on the terms of the Merger and Transfer Agreements. Depreciation expense amounted to $1,972 in 2015.

(5)	Leases

Through its Parent, the Business is obligated under capital leases that expire through August 2016. At December 31, 2015, the gross amount of equipment and related accumulated amortization recorded under capital leases was as follows:

2015
Equipment	$1,925
Less: accumulated depreciation	(1,089)
Net equipment	$836

Amortization of assets held under capital leases is included in depreciation and amortization expense and amounted to $131 in 2015.

Minimum rent payments under operating leases are recognized on a straight‑line basis over the term of the lease including any periods of free rent. The allocation of future minimum lease payments under noncancelable operating leases and subleases, primarily related to office space currently or previously utilized by the Business (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 2015 are as follows:

	Capital	Operating	Sublease
	Leases	Leases	Rentals
Year ending December 31,
2016	$240	$4,408	$(472)
2017	—	5,158	(486)
2018	—	4,846	(230)
2019	—	3,068	(39)
2020	—	2,916	—
Thereafter	—	23,072	—
Less amount representing interest	(2)	—	—
Total minimum lease payments (sublease rentals)	$238	$43,468	$(1,227)

Total rent expense allocated to the Business was $3,898 for the year ended December 31, 2015. The amounts associated with leases recorded by the Parent have been specifically allocated to the Business based on the terms of the Merger and Transfer Agreements.

(6)	Debt and Loan and Security Agreement

Note payable:

Note payable at December 31, 2015 consists of the following:

2015
Note payable to landlord	$50
Less current installments	(14)
Long term debt, excluding current installments	$36

The note payable to landlord was made in connection with tenant improvements at 600 West Jackson (the Parent’s previous headquarters) and is due in March 2019, payable in equal monthly installments of principal and interest of $1. Interest on the note accrues at 6.75% per annum. The note is not collateralized. The aggregate maturities of long‑term debt for each of the years subsequent to December 31, 2015 are $14 in 2016, $15 in 2017, $16 in 2018, and $4 in 2019.

The amounts associated with notes payable recorded by the Parent have been specifically allocated to the Business based on the terms of the Merger and Transfer Agreements.

(7)	Income Taxes

The Business has historically been included in the Parent’s federal income tax return and as part of a unitary group/combined return in relevant states. For purposes of these carve-out financial statements, income taxes related to the Business have been presented as if it were a separate taxpayer. Under this approach, the Business determines its current tax liability, deferred tax assets and liabilities and related tax expense as if it were filing separate tax returns in each tax jurisdiction.

Tax attributes such as net operating loss carryovers have been recognized by the Parent and by the Business. Because the Business is part of the same legal entity that generated many of these tax attributes, the Parent has estimated the amount of certain attributes attributable to the Business. These attributes, although disclosed herein, may not be transferred in certain transactions.

(a)	Income Taxes

Income tax expense consists of the following:

	Current	Deferred	Total
Year ended December 31, 2015
U.S. Federal	$—	$—	$—
State	18	—	18
Total	$18	$—	$18

Tax Rate Reconciliation

Income tax expense differed from the amounts computed by applying the U.S. federal income tax rate of 34% to pretax income as a result of the following:

2015
Computed “expected” tax expense	$(6,504)
State income taxes, net of federal income tax benefit	(253)
Nondeductible expenses:
Stock-based compensation	(31)
Meals and entertainment	94
Other	359
Research and development credits	(9)
Valuation allowance	6,362
Total	$18

(b)	Significant Components of Current and Deferred Taxes

The deferred tax assets and liabilities are attributable to the following components at December 31:

2015
Deferred tax assets attributable to:
Federal and state net operating loss carryforwards	$8,550
Research and development credits	201
Deferred revenue	1,527
Accrued vacation compensation	581
Stock-based compensation	883
Bonus accrual	520
Deferred rent	1,188
Other	264
Deferred tax assets	13,714
Deferred tax liabilities attributable to:
Depreciation on property and equipment	802
Deferred tax liabilities	802
Net deferred tax assets	12,912
Valuation allowance	12,912
Net deferred tax assets	$—

As of December 31, 2015, the valuation allowance for deferred tax assets was $12,912. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management considers historical cumulative losses, the scheduled reversal of deferred tax liabilities (including the impact of available carryback and carryforward periods), projected future taxable income (particularly in near‑term periods), and tax planning strategies in making this assessment. In order to fully realize the deferred tax assets, the Business will need to generate future taxable income of approximately $23,977 prior to the expiration of the net operating loss (NOL) carryforwards beginning in 2033. When the Business determines that it is more likely than not that it will be able to realize the benefits of its deferred tax assets based on actual or projected future earnings, it may reverse all or a part of the valuation allowance.

At December 31, 2015, the Business has NOL carryforwards for federal income tax purposes of $23,977, and $8,152 tax effected, which are available to offset future federal taxable income, if any, through 2035. The Business also has NOL carryforwards for state income tax purposes of $10,180, and $398 tax effected, which are available to offset future state taxable income through 2018 to 2035, due to varying state carryforward rules for different jurisdictions ranging from 5 to 20 years.

As of December 31, 2015, there are no open audits of the Parent’s income tax returns by either the Internal Revenue Service or applicable state(s).

(d)	Suspended Windfall Benefit

Upon exercise of stock options, the Business recognizes any difference between compensation expense as reported in the statement of operations and compensation expense for income tax purposes as a tax windfall or shortfall. The difference is charged to equity in the case of a windfall. When the exercise results in a windfall and the windfall results in a net operating loss, or the windfall increases a net operating loss carryforward, no windfall is recognized until the deduction reduces income taxes payable. The Business has not recognized $2,484 in windfall tax benefits associated with its stock‑based compensation; these are expected to be recognized at such time a tax cash savings is realized.

(8)	Accrued Liabilities

Accrued liabilities consisted of the following at December 31, 2015:

2015
Deferred rent and lease incentive liability	$443
Client Deposit	209
Accrued contractor expenses	543
Employee reimbursements payable	128
Accrued professional fees	196
Fines and penalties payable	530
Other accrued expenses	722
Total accrued liabilities	$2,771

(9)	Noncash Stock‑based Compensation Plans

Employees of the Parent participate in the various equity plans. In June 2012, the Parent’s board of directors approved the Valence Health, Inc. 2012 Stock Option and Grant Plan (the “2012 Plan”) pursuant to which the Parent may grant stock options, restricted stock awards, unrestricted stock awards, or restricted stock units to officers, key employees, directors and other key persons. On June 26, 2013, the Parent’s board of directors approved the Valence Health, Inc. 2013 Class C Stock Option and Grant Plan (the “2013 Plan”) pursuant to which the Parent may grant stock options, restricted stock awards, unrestricted stock awards, or restricted stock units to officers and key employees. Stock options can be granted with an exercise price equal to the stock’s fair value at the date of grant. All time-based vesting awards have 10‑year terms and vest and become fully exercisable over a period ranging from zero to 48 months of service from the date of grant, based on the terms of each award agreement.

Certain option awards also contain a vesting condition based on performance or the occurrence of a Qualifying Sales Event, as defined in the agreement. These awards will fully vest upon achievement of the performance condition.

The grant date fair value of each option award granted under the 2012 Plan and the 2013 Plan is estimated by the Parent on the date of grant using the Black‑Scholes option pricing model. For time-based vesting awards, compensation expense is recognized over the service period that the awards are expected to vest. For performance-based vesting awards, compensation expense is recognized when achievement of the performance condition is deemed probable.

The Parent granted nonqualified stock option awards under the 2012 Plan to four advisory board members and 22 key employees in 2015. These awards vest over zero to 48 months and one of the awards contains a performance‑based vesting condition. All the awards have 10‑year terms and are to be settled in shares.
The Parent also granted 145,946 nonvested restricted shares of the Parent’s Class B Common Stock under the 2012 Plan to its chief executive officer in September 2015. One-third of the shares vest in equal monthly increments over the first year following the grant date. One-third of the shares vest in equal quarterly increments over the three-year period beginning on the first anniversary of the grant date, and up to one-third of the shares may vest upon a liquidity event depending upon the enterprise value of the Parent that is generated by a liquidity event, as defined in the grant agreement. In exchange for the award, Mr. Eckert provided the Parent with a promissory note equal to the fair value of the award, , multiplied by the number of shares granted. The promissory note is secured by a security interest in the restricted shares of Class B Common Stock granted and interest at a rate of 5% is calculated on the unpaid balance, compounded annually. The promissory note is 60% recourse and 40% non-recourse in nature. These shares and the related note were cancelled in May 2016 without exchange of monetary consideration.

The grant date fair value of each option award granted under the 2012 Plan and the 2013 Plan is estimated on the date of grant using the Black‑Scholes option pricing model. The weighted average assumptions for the 2015 and 2014 grants are provided in the following table. Since the Parent has limited stock option exercise history, it has based its option term assumption on both the contractual term of the options and the effects of the optionee’s expected exercise behavior. In order to take into account that employees may exercise options as they vest or at some point after the options are fully vested, but before they expire, the Parent has also used the Simplified Method per Accounting Standards Codification 718, - compensation - stock compensation paragraph 718‑10 - S99‑1 as a basis for determining its option term assumption, which resulted in an expected term of approximately six years. Since the Parent’s shares are not publicly traded and its shares are rarely traded privately, expected volatility is estimated based on the average historical volatility of similar entities with publicly traded shares. The risk‑free rate for the expected term of the option is based on the U.S. Treasury yield curve at the date of grant.

2015
Valuation assumptions:
Expected dividend yield	—%
Expected volatility	35%
Expected term (years)	6
Risk-free interest rate	1.5% - 1.8%

Stock option activity for the Parent during the period indicated is as follows:

			Weighted
		Weighted	average
		average	remaining
	Number of	exercise	contractual
Stock options	options	price	term (years)
Balance at January 1, 2015	411,781	$21.35
Granted	94,600	52.33
Exercised	(14,254)	22.83
Forfeited	(1,000)	52.33
Expired	—	—
Balance at December 31, 2015	491,127	$27.21	8.12
Exercisable at December 31, 2015	209,842	$19.99	7.69

The weighted average grant date fair value of options granted during 2015 and 2014 was $20.48 and $16.92, respectively.

A summary of the status of the Parent’s restricted shares as of December 31, 2015 and changes during the year ended December 31, 2015 is presented below:

		Weighted
		average
		grant date
Restricted shares	Shares	fair value
Balance at January 1, 2015	101,199	$26.88
Granted	145,946	55.35
Vested	(22,111)	42.42
Forfeited	(45,249)	27.48
Balance at December 31, 2015	179,785	$47.93

For the Parent, there was $4,071 of total unrecognized compensation cost expected to be recognized over a weighted average period of 1.81 years related to unvested stock options and nonvested shares of restricted stock granted under the 2012 Plan and the 2013 Plan at December 31, 2015. The total fair value of stock options and restricted shares vested during 2015 was $2,595. No tax benefits were recognized for stock‑based compensation in 2015.

The Parent uses authorized and unissued shares to satisfy share award exercises of Class B Common Stock under the 2012 Plan and shares held in treasury to satisfy share award exercises of Class C Common Stock under the 2013 Plan.

The noncash stock-based compensation expense amounts recorded by the Parent under the Plans have been allocated to the Business based on its proportionate share of full time equivalents (“FTE”), and amounted to $1,191 related to options and $216 related to restricted shares in 2015.

(10)	Related Party Transactions

(a)	Corporate Expenses

The Business has historically operated as part of Valence and not as a stand-alone company. Accordingly, all expenses represent shared costs that have been allocated to the Business based on an appropriate methodology, and are reflected as expenses in these financial statements. These amounts include, but are not limited to, items such as general management and executive oversight, costs to support the Business’s information technology infrastructure, facilities, compliance, human resources, marketing, legal and finance functions, Parent benefit plan administration, risk management, and stock-based compensation administration. These corporate allocations are based on one of two utilization measures: 1) FTE and 2) revenue. Generally such amounts have been deemed to have been paid by the Business in the year in which the payments have been made by Valence.

Management considers the allocation methodologies used to be reasonable and appropriate reflections of the related expenses attributable to the Business for purposes of the carve-out financial statements; however, the expenses reflected in these financial statements may not be indicative of the actual expenses that would have been incurred during the periods presented if the Business had operated as a separate stand-alone entity. In addition, the expenses reflected in the financial statements may not be indicative of expenses that will be incurred in the future by the Business.

(b)	Programs Administered by Valence

In addition to the corporate allocations described above, the Business was allocated expenses related to certain business insurance, medical insurance and benefit plan programs the Parent administers on behalf of the Business. These amounts are allocated using one of the two methodologies described above.

(11)	Commitments and Contingencies - Legal Proceedings

The Parent is named in various claims and legal actions in the normal course of its activities and records a liability when the loss is probable and the loss amount can be reasonably estimated.

(12)	Subsequent Events

The Business has evaluated subsequent events from the carve-out balance sheet date through December 16, 2016, the date at which the financial statements were available to be issued and noted the following.

The Company has noted no other subsequent events other than the following:

•Closing of the acquisition by Evolent as described in Note 1,
•Reorganization of Valence as described in Note 1,

•	Cancellation of the restricted stock units described in Note 9 and related note receivable obtained from the Parent’s chief executive officer without exchange on monetary consideration, and

•
After the date of the carve-out balance sheet, at September 30, 2016, the Business recognized an expense of $1,200 by recording an accrued liability associated with a potential loss for certain litigation that is specifically attributable to the Business based on the terms of the Merger and Transfer Agreements.